Exhibit 99.1

                          WEBSTER FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of Webster Financial Corporation hereby appoints James C. Smith, Joel S. Becker and Richard H. Alden, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at 2:00 p.m., local time, on Tuesday, November 9, 1999, 1999, at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

          This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 29, 1999, BETWEEN WEBSTER AND NEW ENGLAND COMMUNITY BANCORP, INC., PURSUANT TO WHICH NECB WILL BE ACQUIRED BY WEBSTER, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; (2) TO APPROVE AND ADOPT AN AMENDMENT TO THE WEBSTER CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK; AND (3) ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE WEBSTER BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to John D. Benjamin, Senior Vice President and Assistant Secretary of Webster a written notice of revocation before the special meeting, (ii) delivering to Webster a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of Special Meeting of Webster and a joint proxy statement/prospectus of Webster and NECB, dated ________, 1999.

          If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

         PROPOSAL 1:
                  To approve and adopt the agreement and plan of merger, dated as of June 29, 1999, between Webster Financial Corporation and New England Community Bancorp, Inc., the merger of NECB into Webster and the other transactions contemplated by the merger agreement, as described in the joint proxy statement/prospectus.

                  [__]   FOR            [___]  AGAINST          [___]   ABSTAIN

         PROPOSAL 2:
                  To amend Webster's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000.

                  [__]   FOR            [___]  AGAINST          [___]   ABSTAIN

         PROPOSAL 3:
                  The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


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                                        Date:
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                                        Signature(s)   of    Shareholder(s)   or
                                        Authorized Representative(s)

                                        Please  date  and sign  exactly  as your
                                        name  appears on this proxy  card.  Each
                                        executor,    administrator,     trustee,
                                        guardian,   attorney-in-fact  and  other
                                        fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.